UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 10, 2006
Commission File Number: 1-5273-1
Sterling Bancorp
(Exact name of Registrant as specified in its charter)

New York	13-2565216

(State of other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

650 Fifth Avenue, New York, New York	10019-6108

(Address of principal executive offices)	(Zip Code)
(212) 757- 3300

(Registrant’s telephone number, including area code)
N/A

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c)

ITEM 8.01
SIGNATURE

ITEM 8.01
OTHER EVENTS
SIGNATURE

ITEM 8.01
OTHER EVENTS
As previously reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, the Company resolved certain state tax issues for tax years 1998-2004 and, as a result, will reduce its existing reserves for state taxes by approximately $1.7 million through the provision for income taxes for the first quarter of 2006.
In light of the above resolution and based on management’s review of required reserves with outside professionals, the Company has now determined that it is appropriate also to reduce its existing reserves for local taxes by approximately $2.0 million in the first quarter of 2006. This reduction will also be made through the provision for income taxes for that quarter.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:	April 11, 2006

BY:	/s/ JOHN W. TIETJEN

JOHN W. TIETJEN
Executive Vice President
and Chief Financial Officer